UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800
San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 944-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Quantum Corporation (the "Company") held on August 18, 2010, proxies representing 196,389,668 shares of common stock or approximately 90.90% of the total outstanding shares were present.

The table below presents the voting results of the election of the Company's Board of Directors:

Nominee	For	Against	Withheld	Broker-Non Votes

Paul R. Auvil III	135,262,697	0	10,783,533	50,343,438
Richard E. Belluzzo	138,013,793	0	8,032,437	50,343,438
Michael A. Brown	95,673,809	0	50,372,421	50,343,438
Thomas S. Buchsbaum	145,580,705	0	465,525	50,343,438
Edward M. Esber, Jr.	143,644,766	0	2,401,464	50,343,438
Elizabeth A. Fetter	135,111,805	0	10,934,425	50,343,438
Joseph A. Marengi	135,099,610	0	10,946,620	50,343,438
Dennis P. Wolf	145,433,312	0	612,918	50,343,438

Furthermore, the stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2011. The proposal received 196,022,944 votes for, 195,579 votes against, 171,145 abstentions, and no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION
By:	/s/ Shawn D. Hall
Shawn D. Hall Senior Vice President, General Counsel and Secretary

Dated:    August 18, 2010